SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                                January 26, 1998


                                    GPU, Inc.
                                    ---------
               (Exact name of registrant as specified in charter)


  Pennsylvania             1-6047              13-5516989
  ------------             ------              ----------
(State or other          (Commission            (IRS employer
 jurisdiction of        file number)         identification no.)
 incorporation)




              300 Madison Avenue, Morristown, New Jersey 07962-1911
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (973) 455-8200
       ------------------------------------------------------------------





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ITEM 5.       OTHER EVENTS
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     1.       New Jersey Restructuring Proceedings

              As previously reported, numerous parties have intervened in Jersey

Central Power & Light  Company's  ("JCP&L")  stranded cost,  rate unbundling and restructuring  proceedings  which JCP&L  commenced in July 1997  pursuant to New

Jersey's Energy Master Plan directives and are presently  pending before the New

Jersey  Board of Public  Utilities  ("NJBPU").  The  NJBPU  Staff,  Division  of

Ratepayer Advocate ("Advocate") and certain intervenors are actively contesting,

among other things,  recovery by JCP&L of plant capital  additions since JCP&L's last base rate case in 1992,  projections of future  electricity prices on which stranded cost recovery  calculations are based, the appropriate level of return,

and the appropriateness of earning a return on stranded investment.

              Consultants  retained by the NJBPU  Staff,  the Advocate and other

parties  have  proposed  that  JCP&L's   stranded  cost  recoveries   should  be

substantially lower than the levels JCP&L is seeking.

              On  February  4,  1998,  the NJBPU in an oral  decision  upheld an interim ruling by the Administrative Law Judge in the proceeding denying JCP&L's request to recover  distribution revenue requirements based on post-1992 capital additions and increased  expenses as not consistent with the Energy Master Plan.

The NJBPU stated,  however,  that JCP&L could seek to recover these costs, which are being collected in its current bundled rates, in a base rate case.

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              The  NJBPU  has not yet  issued a  written  order  reflecting  its

February 4th decision, which contains certain ambiguities,  and JCP&L is not yet certain of the ultimate impact of the decision.  Management presently estimates,

however, that if a final NJBPU order were generally to exclude any consideration of post-1992 capital additions and such increased  expenses,  the effect of that order, if upheld,  would be to reduce JCP&L's  proposed  unbundled  distribution charge by  approximately  $150  million  annually.  JCP&L had  proposed  revenue reductions  pursuant to the Energy  Master  Plan  totalling  approximately  $185 million  annually.  A portion of these amounts may  duplicate the  approximately

$150  million of revenue  reductions  which would  result from the  February 4th order,  and other revenue  reductions  would, in JCP&L's  opinion,  no longer be appropriate  or  needed  to  attain  the  Energy  Master  Plan's  5% to 10% rate reduction goal.

              JCP&L  believes that if the NJBPU issues a final order  consistent with its February 4th decision, it would be contrary to the intent of the Energy

Master Plan and not consistent with applicable law. JCP&L intends to contest the

NJBPU's action and, unless it is reversed or appropriately  clarified in a final written  order,  JCP&L  will  seek to modify  its $185  million  rate  reduction proposal to reflect the NJBPU's  decision  and, to the extent  necessary,  would file a base rate case.

              If the NJBPU were to accept the  positions  of various  parties or their  consultants as described above or were ultimately to apply the principles described in its February 4, 1998 decision, it would have a material adverse impact on JCP&L's stranded cost recovery, restructuring proceeding and future earnings.

              There can be no assurance as to the outcome of this matter.

     2.       Pennsylvania  Restructuring  Proceedings

              As has  been  previously reported, pursuant to legislation enacted in 1996,  in July 1997 Met-Ed and Penelec filed  proposed  restructuring plans with the  Pennsylvania  Public  Utility  Commission  ("PaPUC").  The plans requested,  among  other  things,  recovery of $1.4  billion  and $1.3  billion,

respectively, of stranded costs and provided for unbundling of rates.

              In  December  1997,  the  PaPUC  rejected  PECO  Energy  Company's

("PECO") restructuring  settlement and approved an alternate plan for PECO based on its findings in that case. Among other things, the alternate plan accelerates the pace of retail  competition  and  reduces  the amount of PECO's  recoverable stranded  costs.  PECO has appealed the PaPUC's  decision.  On January 26, 1998,

PECO  announced  a fourth  quarter  pre-tax  charge to  income  of $3.1  billion

"reflecting the effects of the PaPUC order."

              Met-Ed and Penelec  believe that the PaPUC's  decision in the PECO case was based on the  specific  facts  and  circumstances  of that  proceeding.

Met-Ed  and  Penelec  further  believe  that  they  have  demonstrated  in their restructuring proceedings ample evidence to distinguish sufficiently their cases from PECO's and that the PaPUC should not, therefore,  apply its findings in the

PECO case to their pending  restructuring  plans. If, however, the PaPUC were to apply these findings, it would have a material adverse impact on Met-Ed's and Penelec's stranded cost recovery, restructuring proceedings and future earnings.  There can be no assurance as to the outcome of this matter.

     3.       Solaris Power Sale

              As  previously  reported,  in January  1998 the GPU  International

Group  completed its sale of Solaris Power to The  Australian  Gas Light Company for  US$135.2  million and a 10.36%  interest  (valued at  approximately  US$9.5 million) in Allgas Energy Limited, an Australian gas distribution company.

              The Company  initially  reported  that the sale resulted in a gain

(after tax) of approximately US$12.6 million; a recalculation of certain foreign currency  translations,  however,  has resulted in adjusting the gain to US$18.3 million.

         4.       1997 Results of Operations

                  The gain on the  Solaris  Power sale will be  recorded  in the first quarter of 1998 and will not, therefore, affect the Company's 1997 results of operations.  As previously reported,  the Company's 1997 earnings were $335.1 million,  or $2.77 per share, as compared to $298.4 million, or $2.47 per share,

for 1996.  The 1997  earnings  increase  was  mainly due to  increased  earnings

(excluding the previously reported non-recurring charges in both years) from the

GPU International Group; reduced operations and maintenance expenses;  increased kilowatt hour sales to domestic utility customers; and certain operating revenue increases at Metropolitan Edison Company and Pennsylvania Electric Company.

                                    SIGNATURE
                                    ---------

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF

1934,  THE  REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY

THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.


                                          GPU, INC.


                                          By:______________________________
                                               T.G. Howson, Vice President
                                               and Treasurer


Date:  February 6, 1998